Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:

Kelly Barry (617) 995-9033 (media)

Teri Dahlman (617) 995-9807 (investors)

IDENIX PHARMACEUTICALS ANNOUNCES DECISION BY THE UNITED STATES

PATENT AND TRADEMARK OFFICE PATENT TRIAL AND APPEAL BOARD IN

THE FIRST PHASE OF THE INTERFERENCE

CAMBRIDGE, Mass., March 22, 2013 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that the United States Patent and Trademark Office Patent Trial and Appeal Board (USPTO) issued a decision in the first phase of the ongoing interference concerning one of the Company’s patent applications (U.S. Patent Application 12/131,868) and an issued patent ( U.S. Patent 7,429,572) owned by Gilead Pharmasset LLC (“Gilead”) that covers certain 2’-methyl- 2’-fluoro nucleoside compounds useful in the treatment of the hepatitis C virus.

An interference is an adversarial proceeding declared by the USPTO when a party has a U.S. patent application that covers the same invention as another patent application or issued patent to determine priority of invention in the United States. An interference proceeding is divided into two stages. The first phase determines the application filing dates each party will have benefit of for the interfering subject matter. The party with the benefit of the earliest application filing date is deemed the ‘senior party’ and the party with the later date is deemed the ‘junior party’. The second phase determines who was first to invent. The party who is deemed first to invent prevails in the interference proceeding.

Today the USPTO issued a decision whereby Idenix was determined to have a later application filing date than Gilead. Therefore Idenix was determined to be the ‘junior party’ and Gilead the ‘senior party’ in the interference. The second phase of the interference is expected to commence in the second quarter of 2013 and, as noted above, will determine which party was first to invent. The decision that Idenix is the junior party does not determine which party will be deemed first to invent and ultimately prevail in the interference.

Idenix does not believe that the patent application at issue in the interference is relevant to any of the compounds currently under development, including IDX719, its NS5A inhibitor, which is expected to begin phase II studies in the first half of 2013, or its uridine nucleoside for which the Company expects to file an investigational new drug application in the first half of 2013.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Idenix will hold a conference call on Monday, March 25, 2013 at 8:00 a.m. ET. To access the call please dial (877) 640-9809 U.S./Canada or (914) 495-8528 International and enter passcode 28471980 or to listen to a live webcast go to “Events & Presentations” in the Idenix Investor Center at www.idenix.com. A replay of the call will also be available from 11:00 a.m.ET on March 25, 2013 until April 1, 2013, at 11:59 p.m. ET. To access the replay, please dial (855) 859-2056 U.S./Canada or (404) 537-3406 International and enter passcode 28471980. An archived webcast will also be available for one week after the call on the Idenix website.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “will,” “believe,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to future actions taken by the Company, including any expressed or implied statements regarding future litigation or adverse proceedings. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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